EXHIBIT 99.1

S&W Announces Fiscal 2022 Financial Results

For Immediate Release

Company Contact:	Investor Contact:
Betsy Horton, Chief Financial Officer	Robert Blum
S&W Seed Company	Lytham Partners, LLC
Phone: (720) 593-3570	Phone: (602) 889-9700
www.swseedco.com	sanw@lythampartners.com
www.lythampartners.com

LONGMONT, Colorado – September 28, 2022 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the fiscal year ended June 30, 2022.

“We remain focused on developing the key centers of value we outlined last quarter, while moving to align our cost structure to support those key centers and assessing potential value-generating transactions to drive the business towards profitability,” commented Mark Wong, President & CEO of S&W Seed Company. “We continue to see strong adoption of our lead value driver Double Team™, a next generation non-GMO herbicide tolerant sorghum solution. We are maximizing our production capabilities to meet the strong farmer demand, with an expectation of significant step-ups in high-margin revenue attributable to Double Team™ during fiscal 2023 and the years to come.”

“We continue to encounter logistical and operational challenges within our international forage business which again has resulted in the delay of shipments at the end of our fiscal year due to the lack of shipping containers. We continue to take proactive actions to remedy the situation, however certain macro forces remain outside our control given the tight timelines between harvest and shipment at the end of June. We believe the market for our products remains strong and expect to capture in the first quarter of fiscal 2023 the vast majority of any sales that were unable to be shipped last fiscal year.”

“In connection with the strategic review we announced last quarter, we have begun executing on our detailed plan to reduce annual operating expenses by approximately $5 million, are working on a deal for our wheat operations in Australia, have rationalized our European sunflower operations, and are working on various alternative strategies for unlocking value within our U.S. forage operations. Additionally, we are pursuing various opportunities for our specialty crops that leverage the uniqueness of S&W’s technology, knowhow and assets. Our goal remains to drive towards profitability and enable value creation in the years to come as we work to further grow market share and seek out high potential opportunities,” Wong concluded.

Financial Results

Core Revenue (which we define as total revenue, excluding product revenue attributable to Pioneer) for fiscal 2022 was $71.4 million, compared to Core Revenue for fiscal 2021 of $69.9 million, an increase of

$1.5 million or 2.1%. The increase in Core Revenue for fiscal 2022 can be primarily attributed to increased sales of alfalfa in the middle East region, partially offset by lower pasture product sales in Australia and a slight decline in service revenue for treating and packaging services.

As announced in May 2019, S&W entered into a termination agreement and an alfalfa license agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, to replace its prior alfalfa distribution agreement with Pioneer. Due to these agreements with Pioneer, S&W discloses Core Revenue as a metric to track performance of its business for periods in which product revenue attributable to Pioneer is reflected.

Total revenue for fiscal 2022 was $71.4 million, compared to total revenue for fiscal 2021 of $84.0 million. As of June 30, 2021, S&W had fully recorded all revenue from Pioneer under the May 2019 agreement.

GAAP gross margins during fiscal 2022 were 8.9% compared to GAAP gross margins of 16.3% in fiscal 2021. Adjusted gross margins, excluding the impact of inventory write-downs (see Table A1), were 17.8% in fiscal 2022 compared to 18.0% in fiscal 2021.

GAAP operating expenses for fiscal 2022 were $39.2 million, compared to $33.9 million in fiscal 2021. The $5.3 million increase in operating expenses for fiscal 2022 can primarily be attributed to $2.6 million increase in selling, general and administrative expenses primarily due to changes in executive leadership and other severance and $1.5 million goodwill impairment charges due to the market capitalization of the company being below book value. Further GAAP operating expenses for fiscal 2021 included the impact of a one-time $1.9 million gain on the sale of property, plant and equipment. The increase is partially offset by $0.8 million decrease in research and development expenses due to reduced investment in sunflower programs.

GAAP net loss for fiscal 2022 was $(36.4) million, or $(0.93) per basic and diluted share, compared to GAAP net loss of $(19.2) million, or $(0.55) per basic and diluted share, in fiscal 2021.

Adjusted net loss (see Table A2) for fiscal 2022 was $(34.8) million, or $(0.89) per basic and diluted share, excluding goodwill impairment charge, interest expense – amortization of debt discount, change in contingent consideration obligation and dividends accrued for participating securities and accretion. Adjusted net loss (see Table A2) for fiscal 2021, excluding change in contingent consideration obligation, interest expense – amortization of debt discount and non-recurring transaction costs, was $(22.5) million, or $(0.65) per basic and diluted share.

Adjusted EBITDA (see Table B) for fiscal 2022 was $(23.8) million, compared to adjusted EBITDA of $(13.1) million in fiscal 2021.

Fiscal 2023 Guidance

S&W expects fiscal 2023 revenue to be within a range of $80 to $92 million, representing an expected increase of 12% to 29% compared to fiscal 2022 revenue of $71.4 million. Adjusted EBITDA is expected to be in the range of $(7.0) million to $(2.0) million for fiscal 2023, compared to adjusted EBITDA of $(23.8) million in fiscal 2022.

Conference Call

S&W Seed Company has scheduled a conference call for Wednesday, September 28, 2022, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation #1060912. A webcast replay will be available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross margins; adjusted net loss; adjusted net loss per share; and adjusted EBITDA. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A-1, A-2 and B accompanying this release. We have not reconciled our guidance for adjusted EBITDA for fiscal 2023 to net income (loss) because the reconciling line items that impact net income (loss), including interest expense, non-cash stock-based compensation, and foreign currency (gain) loss, among others, are uncertain or out of our control and cannot be reasonably predicted. The actual amount of these items during fiscal 2023 will have a significant impact on net income (loss). Accordingly, a reconciliation of this non-GAAP measure to its most directly comparable GAAP measure is not available without unreasonable efforts.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to non-recurring transaction expenses related to acquisitions. Such as acquisition-related expenses include non-recurring transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Goodwill impairment charges.  The goodwill impairment charge relates to the full impairment of our goodwill and was a result of a decline in the market valuation of our common shares during the fourth quarter of 2022. This amount was a non-cash charge and is unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Change in contingent consideration obligation. The change in contingent consideration obligation represents our estimated change in the value of contingent earn-out related to the February 2020 acquisition of Pasture Genetics. These amounts are non-cash and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross margins. We define adjusted gross margins as gross margins, adjusted to exclude the impact of inventory write-downs. We believe that the use of adjusted gross margins is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for amounts that can vary significantly from period to period.

Adjusted net loss and loss per share. We define non-GAAP net loss as net loss less goodwill impairment charge, interest expense – amortization of debt discount, change in contingent consideration obligation, dividends accrued for participating securities and accretion and non-recurring transaction costs. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net loss, adjusted to exclude interest expense, interest expense – amortization of debt discount, provision for (benefit from) income taxes, depreciation and amortization, goodwill impairment charges, non-recurring transaction costs from SG&A, non-cash stock-based compensation, foreign currency (gain) loss, change in contingent consideration obligation, dividends accrued for participating securities and accretion and gain on sale of marketable securities. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa, sorghum and pasture seeds, with significant research and development, production and distribution capabilities. S&W’s product portfolio also includes hybrid sunflower and wheat and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan,” “should” or “expected.” Forward-looking statements in this release include, but are not limited to: our expectation regarding increases in high-margin revenue attributable to Double Team™ during fiscal 2023 and future years; our expectation to capture in the first quarter of fiscal 2023 the vast majority of any sales that were unable to be shipped in fiscal 2022 due to logistical and operational challenges; our ability to complete a deal for our wheat operations in Australia; our ability to unlock value within our U.S. forage operations; the enablement of value creation and our ability to drive the business towards profitability; our guidance on revenue and adjusted EBITDA for the fiscal year ending June 30, 2023; and our plans for the advancement of our business strategy. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: the continued effects of the COVID-19 pandemic on our business and operations; the sufficiency of our cash and access to capital in order to meet our liquidity needs, including our ability to pay our growers as our payment obligations come due; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; our potential transactions under negotiation may not result in consummated transactions; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team™, may not yield their anticipated benefits, including with respect to their impact on revenues; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team™ sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2021 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$20,004,331	$22,765,623	$71,354,298	$84,049,036
Cost of revenue	21,141,616	19,078,447	64,999,136	70,372,139
Gross (loss) profit	(1,137,285)	3,687,176	6,355,162	13,676,897
Operating expenses
Selling, general and administrative expenses	6,209,945	5,465,178	24,470,730	21,867,529
Research and development expenses	1,700,470	2,031,891	7,710,642	8,515,786
Depreciation and amortization	1,375,767	1,342,805	5,460,321	5,469,581
Gain on disposal of property, plant and equipment	(45,045)	(553,323)	(31,088)	(1,906,738)
Goodwill impairment charges	1,548,324	—	1,548,324	—
Total operating expenses	10,789,461	8,286,551	39,158,929	33,946,158
Loss from operations	(11,926,746)	(4,599,375)	(32,803,767)	(20,269,261)
Other (income) expense
Foreign currency loss (gain)	209,950	(77,509)	777,913	(94,214)
Change in contingent consideration obligation	—	(3,768,812)	(714,429)	(4,016,904)
Interest expense - amortization of debt discount	238,306	187,913	898,497	689,514
Interest expense	490,656	546,379	2,212,302	2,283,215
Gain on sale of marketable security	—	—	(68,967)	—
Loss before income taxes	(12,865,658)	(1,487,346)	(35,909,083)	(19,130,872)
(Benefit from) provision for income taxes	(1,213)	188,962	413,423	(24,358)
Net loss	(12,864,445)	(1,676,308)	(36,322,506)	(19,106,514)
Net income attributable to noncontrolling interests	30,905	8,155	72,844	64,453
Net loss attributable to S&W Seed Company	$(12,895,350)	$(1,684,463)	$(36,395,350)	$(19,170,967)

Calculation of net loss for loss per share:
Net loss attributable to S&W Seed Company	$(12,895,350)	$(1,684,463)	$(36,395,350)	$(19,170,967)
Dividends accrued for participating securities and accretion	(113,103)	-	(166,298)	-
Net loss attributable to common shareholders	$(13,008,453)	$(1,684,463)	$(36,561,648)	$(19,170,967)

Net loss attributable to S&W Seed Company per common share:
Basic	$(0.31)	$(0.05)	$(0.93)	$(0.55)
Diluted	$(0.31)	$(0.05)	$(0.93)	$(0.55)
Weighted average number of common shares outstanding:
Basic	41,821,784	36,440,732	39,133,681	34,590,883
Diluted	41,821,784	36,440,732	39,133,681	34,590,883

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN GROSS PROFIT AND NON-GAAP ADJUSTED GROSS PROFIT
(UNAUDITED)

	Three Months Ended June 30,		Year Ended June 30,
	2022	2021	2022	2021
Gross (loss) profit	$(1,137,285)	$3,687,176	$6,355,162	$13,676,897

Inventory write-downs	4,488,313	162,956	6,365,542	1,416,029

Non-GAAP adjusted gross profit	$3,351,028	$3,850,132	$12,720,704	$15,092,926

Non-GAAP adjusted gross margin	16.8%	16.9%	17.8%	18.0%

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended June 30,		Year Ended June 30,
	2022	2021	2022	2021
Net loss attributable to S&W Seed Company	$(12,895,350)	$(1,684,463)	$(36,395,350)	$(19,170,967)

Goodwill impairment charges	1,548,324	—	1,548,324	—

Interest expense - amortization of debt discount	238,306	187,913	898,497	689,514

Non-recurring transaction costs	—	—	—	20,000

Change in contingent consideration obligation	—	(3,768,812)	(714,429)	(4,016,904)

Dividends accrued for participating securities and accretion	(113,103)	—	(166,298)	—

Non-GAAP adjusted net loss	$(11,221,823)	$(5,265,362)	$(34,829,256)	$(22,478,357)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share:
Basic	$(0.27)	$(0.14)	$(0.89)	$(0.65)
Diluted	$(0.27)	$(0.14)	$(0.89)	$(0.65)
Weighted average number of common shares outstanding:
Basic	41,821,784	36,440,732	39,133,681	34,590,883
Diluted	41,821,784	36,440,732	39,133,681	34,590,883

TABLE B

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Year Ended
	June 30		June 30
	2022	2021	2022	2021
Net loss attributable to S&W Seed Company	$(12,895,350)	$(1,684,463)	$(36,395,350)	$(19,170,967)

Interest expense	490,656	546,379	2,212,302	2,283,215

Interest expense - amortization of debt discount	238,306	187,913	898,497	689,514

(Benefit from) provision for income taxes	(1,213)	188,962	413,423	(24,358)

Depreciation and amortization	1,375,767	1,342,805	5,460,321	5,469,581

Goodwill impairment charges	1,548,324	—	1,548,324	—

Non-recurring transaction costs	—	—	—	20,000

Non-cash stock-based compensation	445,372	462,914	2,267,180	1,766,353

Foreign currency loss (gain)	209,950	(77,509)	777,913	(94,214)

Change in contingent consideration obligation	—	(3,768,812)	(714,429)	(4,016,904)

Dividends accrued for participating securities and accretion	(113,103)	—	(166,298)	—

Gain on sale of marketable securities	—	—	(68,967)	—

Non-GAAP adjusted EBITDA	$(8,701,291)	$(2,801,811)	$(23,767,084)	$(13,077,780)

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	June 30,
	2022	2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,056,508	$3,527,937
Accounts receivable, net	19,051,236	19,389,213
Inventories, net	54,515,894	63,395,256
Prepaid expenses and other current assets	1,605,987	1,555,530
TOTAL CURRENT ASSETS	77,229,625	87,867,936
Property, plant and equipment, net	16,871,669	17,740,974
Intangibles, net	34,095,827	37,130,942
Goodwill	—	1,651,634
Other assets	5,590,730	7,079,490
TOTAL ASSETS	$133,787,851	$151,470,976
LIABILITIES, SERIES B CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$15,901,116	$15,947,918
Deferred revenue	605,960	385,328
Accrued expenses and other current liabilities	10,788,740	9,134,869
Current portion of working capital lines of credit, net	12,678,897	33,946,565
Current portion of long-term debt, net	8,316,783	1,681,166
TOTAL CURRENT LIABILITIES	48,291,496	61,095,846
Long-term working capital lines of credit, less current portion	21,703,286	—
Long-term debt, net, less current portion	3,992,540	11,590,500
Contingent consideration obligation	—	741,552
Other non-current liabilities	3,587,041	3,649,885
TOTAL LIABILITIES	77,574,363	77,077,783
SERIES B CONVERTIBLE PREFERRED STOCK
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 shares issued and outstanding at June 30, 2022; none issued and outstanding at June 30, 2021	4,804,819	—
TOTAL SERIES B CONVERTIBLE PREFERRED STOCK	4,804,819	—
STOCKHOLDERS' EQUITY	.
Common stock, $0.001 par value; 75,000,000 shares authorized; 42,608,758 issued and 42,583,758 outstanding at June 30, 2022; 36,772,983 issued and 36,747,983 outstanding at June 30, 2021;	42,609	36,773
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	163,892,575	149,684,357
Accumulated deficit	(105,873,557)	(69,311,909)
Accumulated other comprehensive loss	(6,560,600)	(5,850,826)
Noncontrolling interests	41,838	(31,006)
TOTAL STOCKHOLDERS' EQUITY	51,408,669	74,393,193
TOTAL LIABILITIES, SERIES B CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$133,787,851	$151,470,976

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Year Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(36,322,506)	$(19,106,514)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities:
Stock-based compensation	2,267,180	1,766,353
Change in allowance for doubtful accounts	216,466	(235,201)
Inventory write-down	6,365,542	1,416,029
Depreciation and amortization	5,460,321	5,469,581
Loss (gain) on disposal of property, plant and equipment	(31,088)	(1,906,738)
Change in deferred tax provision	78,954	—
Change in foreign exchange contracts	971,386	79,403
Change in contingent consideration obligation	(714,429)	(4,016,904)
Amortization of debt discount	898,497	689,514
Changes in:		-
Accounts receivable	(422,335)	504,021
Inventories	688,903	648,448
Prepaid expenses and other current assets	(104,442)	(120,030)
Other non-current asset	(137,320)	54,259
Accounts payable	977,036	7,265,195
Deferred revenue	223,586	(5,786,697)
Accrued expenses and other current liabilities	1,226,353	(964,282)
Other non-current liabilities	(15,243)	22,521
Net cash used in operating activities	(18,373,139)	(14,221,042)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(2,098,535)	(1,079,880)
Proceeds from disposal of property, plant and equipment	200,605	782,645
Net proceeds from the sale of marketable securities	988,504	—
Proceeds from sale of assets held for sale	—	2,771,480
Acquisition of germplasm	—	(8,499)
Net cash (used in) provided by investing activities	(909,426)	2,465,746
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	11,777,690	10,223,311
Net proceeds from sale of Series B convertible preferred stock	5,000,250	—
Taxes paid related to net share settlements of stock-based compensation awards	(192,545)	(111,532)
Borrowings and repayments on lines of credit, net	1,770,219	4,954,687
Borrowings of long-term	868,372	385,636
Capital contribution from minority shareholder of subsidiary	—	25,000
Debt issuance costs	(692,779)	(196,952)
Repayments of long-term debt	(1,392,533)	(4,387,465)
Net cash provided by financing activities	17,138,674	10,892,685
EFFECT OF EXCHANGE RATE CHANGES ON CASH	672,462	267,454
NET DECREASE IN CASH & CASH EQUIVALENTS	(1,471,429)	(595,157)
CASH AND CASH EQUIVALENTS, beginning of the period	3,527,937	4,123,094
CASH AND CASH EQUIVALENTS, end of period	$2,056,508	$3,527,937